Exhibit 99
Piper Jaffray Companies, 800 Nicollet Mall, Minneapolis, MN 55402-7020

CONTACT
Jennifer A. Olson-Goude	Rob Litt
Investor Relations	Media Relations
Tel: 612-303-6277	Tel: 612-303-8266
FOR IMMEDIATE RELEASE
Piper Jaffray Companies Announces
First Quarter Results
MINNEAPOLIS — April 16, 2008 — Piper Jaffray Companies (NYSE: PJC) today announced a net loss from continuing operations of $3.4 million, or a loss of $0.22 per share, for the quarter ended March 31, 2008. In the year-ago period net income from continuing operations was $14.7 million, or $0.82 per diluted share, and $15.1 million, or $0.91 per diluted share, in the fourth quarter of 2007.
For the first quarter of 2008, continuing operations generated net revenues of $95.7 million, down 30 percent from $137.0 million for the first quarter of 2007 and down 35 percent from the fourth quarter of 2007.
“We are disappointed to report a loss for the first quarter. This performance was driven by the lowest equity underwriting activity in the industry in the past five years, and a net loss in high yield and structured products sales and trading. In addition, our first quarter results included a severance charge related to reducing headcount in certain areas of the firm,” said Chairman and Chief Executive Officer Andrew S. Duff. “We believe the weakness in the equity environment will carry through the second quarter of 2008. That said, we remain focused on our long-term strategy and growth objectives. We also intend to seize opportunities presented by the market downturn—including selectively hiring talent to enhance our franchise—that can place us in an even stronger competitive position when conditions turn more favorable. We remain confident about the strength of our franchise and market position in the industry.”
The company also announced today that its board of directors has authorized the repurchase of up to $100 million of the company’s outstanding common stock. The principal purpose of the share repurchase program is to manage the company’s equity capital relative to the growth of its business and to offset the dilutive effect of employee equity-based compensation. The authorization expires June 30, 2010. As of March 10, 2008, Piper Jaffray Companies had 18.8 million common shares outstanding.
Results of Continuing Operations
First Quarter
Net Revenues
Investment Banking
For the first quarter of 2008, total investment banking revenues were $61.2 million, down 29 percent and down 37 percent, compared to robust activity in the first and fourth quarters of 2007, respectively.
•	Equity financing revenues were $16.5 million, down 59 percent and 62 percent compared to the year-ago period and the fourth quarter of 2007, respectively. The reduced performance was driven by significantly lower financing activity. Industry-wide, the number of completed transactions was down nearly 50 percent versus the comparative periods. (Source: Dealogic)

•	Advisory services revenues were $25.3 million, essentially the same as the year-ago period, and down 31 percent compared to a robust fourth quarter of 2007.

•	Debt financing revenues were $19.4 million, down 3 percent compared to the first quarter of 2007, and up 16 percent compared to the fourth quarter of 2007. While taxable financing revenues declined year-over-year, public finance-related revenues rose compared to the year-ago period and the sequential quarter. Higher revenues related to short-term municipal products and higher interest rate product revenues associated with public finance underwritings led to the increase.
The following is a recap of completed deal information for the first quarter of 2008:
•	15 equity financings raising capital of $2.3 billion, excluding the $19.7 billion of capital raised from the VISA IPO, on which the company was a co-lead manager.

The company was bookrunner on 2 of the 15 equity financings. Of the completed transactions, 10 were U.S. public offerings, placing the company 15th nationally, based on the number of completed transactions. (Source: Dealogic)
•	16 merger and acquisition transactions with an aggregate enterprise value of $1.2 billion. The number of deals and the enterprise value include disclosed and undisclosed transactions. (Source: Piper Jaffray)

•	69 tax-exempt issues with a total par value of $1.6 billion, ranking the company eighth nationally, based on the number of completed transactions. (Source: Thomson Financial)
Institutional Sales and Trading
For the quarter ended March 31, 2008, institutional sales and trading generated revenues of $33.5 million, down 33 percent and 27 percent compared to the same quarter last year and the fourth quarter of 2007, respectively. The reduced performance was mainly driven by a loss recorded in high yield and structured products sales and trading.
•	Equities sales and trading revenues were $31.2 million, essentially the same as the year-ago period and down 10 percent compared to the fourth quarter of 2007. Increases in U.S. equities were offset by lower results in Europe and convertibles trading.

•	Fixed income sales and trading revenues were $2.3 million, down 88 percent and 79 percent compared to the year-ago period and the fourth quarter of 2007, respectively. The declines were mainly attributable to a $4.6 million net loss in high yield and structured products sales and trading driven by lower commission revenues and trading losses. Public finance sales and trading results were a positive contributor to the quarter, although down from the comparative periods, mainly due to losses incurred in the company’s tender option bond program.
Asset Management
For the quarter ended March 31, 2008, asset management revenues were $4.0 million. In the prior-year period, the company had nominal asset management revenues. Revenues were down 26 percent compared to the sequential fourth quarter, mainly due to a loss related to the Goldbond asset management business, which the company is now exiting.

Non-Interest Expenses
For the first quarter of 2008, compensation and benefits expense was $65.3 million, down 19 percent compared to the prior-year period and down 24 percent compared to the fourth quarter of 2007. Compensation expense included a $2.5 million severance charge for a headcount reduction. The compensation ratio for the first quarter was 68.2 percent, up from 58.5 percent in the year-ago period and the fourth quarter of 2007. The increase was attributable to the severance charge and fixed compensation costs.
Non-compensation expenses were $34.9 million for the current quarter, down 2 percent compared to the year-ago period, and down 16 percent compared to the fourth quarter of 2007.
For the first quarter of 2008, pre-tax operating margin from continuing operations was a negative 4.6 percent, compared to a positive 16.5 percent in the year-ago period, and a positive 13.1 percent for the fourth quarter of 2007.
Additional Shareholder Information

	As of Mar. 31, 2008		As of Dec. 31, 2007	As of Mar. 31, 2007
Full time employees:	1,224	*	1,238	1,091
FAMCO AUM	$8.3 billion		$9.0 billion	$9.0 billion
Shareholders’ equity:	$916 million		$913 million	$931 million
Annualized Return on Average Tangible Shareholders’ Equity[1]	(2.3%)		10.2%	7.7%
Book value per share:	$57.11		$58.26	$54.56
Tangible book value per share:	$38.33		$38.99	$40.92

*	Only a portion of the employees included in the headcount reduction had left the company as of quarter end.

[1]	Tangible shareholders’ equity equals total shareholders’ equity less goodwill and identifiable intangible assets. Annualized return on average tangible shareholders’ equity is computed by dividing annualized net earnings by average monthly tangible shareholders’ equity. Management believes that annualized return on tangible shareholders’ equity is a meaningful measure of performance because it reflects the tangible equity deployed in our businesses. This measure excludes the portion of our shareholders’ equity attributable to goodwill and identifiable intangible assets. The majority of our goodwill is a result of the 1998 acquisition of our predecessor company, Piper Jaffray Companies Inc., and its subsidiaries by U.S. Bancorp. The following table sets forth a reconciliation of shareholders’ equity to tangible shareholders’ equity. Shareholders’ equity is the most directly comparable GAAP financial measure to tangible shareholders’ equity.

	Average for the
	Three Months Ended	Three Months Ended	As of
(Dollars in thousands)	Mar. 31, 2008	Mar. 31, 2007	Mar. 31, 2008

Shareholders’ equity	$911,903	$929,232	$915,974
Deduct: Goodwill and identifiable intangible assets	301,620	232,834	301,293

Tangible shareholders’ equity	$610,283	$696,398	$614,681

Conference Call
Andrew S. Duff, chairman and chief executive officer, and Thomas P. Schnettler, vice chairman and chief financial officer, will host a conference call to discuss first quarter results on Wednesday, April 16 at 9 a.m. ET (8 a.m. CT). The call can be accessed via live audio webcast available through the company’s web site at www.piperjaffray.com or by dialing (866) 244-9933, or (706) 758-0864 internationally, and referring to conference ID 41879262 and the leader’s name, Andrew Duff. Callers should dial in at least 15 minutes early to receive instructions. A replay of the conference call will be available beginning at approximately 11 a.m. ET on April 18, 2007 at the same web address or by calling (800) 642-1687, or (706) 645-9291 internationally.
About Piper Jaffray
Piper Jaffray Companies is a leading, international middle-market investment bank and institutional securities firm, serving the needs of middle market corporations, private equity groups, public entities, nonprofit clients and institutional investors. Founded in 1895, Piper Jaffray provides a comprehensive set of products and services, including equity and debt capital markets products; public finance services; mergers and acquisitions advisory services; high-yield and structured products; institutional equity and fixed-income sales and trading; and equity and high-yield research. With headquarters in Minneapolis, Piper Jaffray has 25 offices across the United States and international locations in London and Shanghai. Piper Jaffray & Co. is the firm’s principal operating subsidiary. (NYSE: PJC)

(http://www.piperjaffray.com)
Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about general economic and market conditions, our current deal pipelines, the environment and prospects for capital markets transactions and activity, management expectations, anticipated financial results, the expected benefits of acquisitions, expectations regarding the size of inventory positions for certain municipal products, or other similar matters. These statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements including (1) market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments (including market fluctuations or volatility) may adversely affect the environment for capital markets transactions and activity and our business and profitability, (2) the volume of anticipated investment banking transactions as reflected in our deal pipelines (and the net revenues we earn from such transactions) may differ from expected results if any transactions are delayed or not completed at all or if the terms of any transactions are modified, (3) acquisitions may not yield the benefits we anticipate or yield them within expected timeframes, (4) we may not be able to compete successfully with other companies in the financial services industry, (5) an inability to readily divest or transfer inventory positions of certain municipal products may result in future inventory levels that differ from management’s expectations and potential financial losses from a decline in value of illiquid positions, and (6) the other factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2007, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov). Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
© 2008 Piper Jaffray & Co., 800 Nicollet Mall, Suite 800, Minneapolis, Minnesota 55402-7020
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Piper Jaffray Companies
Preliminary Unaudited Results of Operations

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31	Dec. 31	Mar. 31	1Q ’08	1Q ’08
(Amounts in thousands, except per share data)	2008	2007	2007	vs. 4Q ’07	vs. 1Q ’07
Revenues:
Investment banking	$55,265	$93,547	$83,733	(40.9)%	(34.0)%
Institutional brokerage	29,812	39,549	41,694	(24.6)	(28.5)
Interest	15,159	14,644	17,410	3.5	(12.9)
Asset management	3,973	5,344	127	(25.7)	N/M
Other income/(loss)	(1,600)	341	688	N/M	N/M

Total revenues	102,609	153,425	143,652	(33.1)	(28.6)

Interest expense	6,878	6,923	6,702	(0.7)	2.6

Net revenues	95,731	146,502	136,950	(34.7)	(30.1)

Non-interest expenses:
Compensation and benefits	65,251	85,704	80,116	(23.9)	(18.6)
Occupancy and equipment	8,110	8,710	7,722	(6.9)	5.0
Communications	6,739	6,476	6,259	4.1	7.7
Floor brokerage and clearance	2,654	3,446	3,515	(23.0)	(24.5)
Marketing and business development	6,096	8,494	5,681	(28.2)	7.3
Outside services	8,817	10,021	7,317	(12.0)	20.5
Cash award program	—	481	356	(100.0)	(100.0)
Other operating expenses	2,474	4,025	3,400	(38.5)	(27.2)

Total non-interest expenses	100,141	127,357	114,366	(21.4)%	(12.4)%

Income/(loss) from continuing operations before income tax expense/(benefit)	(4,410)	19,145	22,584	N/M	N/M

Income tax expense/(benefit)	(973)	4,029	7,862	N/M	N/M

Net income/(loss) from continuing operations	(3,437)	15,116	14,722	N/M	N/M

Loss from discontinued operations, net of tax	—	—	(1,304)	N/M	N/M

Net income/(loss)	$(3,437)	$15,116	$13,418	N/M	N/M

Earnings per basic common share
Income/(loss) from continuing operations	$(0.22)	$0.97	$0.86	N/M	N/M
Loss from discontinued operations	—	—	(0.08)	N/M	N/M

Earnings per basic common share	$(0.22)	$0.97	$0.79	N/M	N/M

Earnings per diluted common share
Income/(loss) from continuing operations	N/A (1)	$0.91	$0.82	N/M	N/M
Loss from discontinued operations	—	—	(0.07)	N/M	N/M

Earnings per diluted common share	N/A (1)	$0.91	$0.74	N/M	N/M

Weighted average number of common shares outstanding
Basic	15,829	15,663	17,071	1.1%	(7.3)%
Diluted	16,634	16,587	18,018	0.3%	(7.7)%

N/M — Not meaningful

N/A — Not applicable

(1) In accordance with SFAS 128, earnings per diluted common share is not calculated in periods where a loss is incurred.

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Piper Jaffray Companies
Preliminary Unaudited Revenues From Continuing Operations (Detail)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31	Dec. 31	Mar. 31	1Q ’08	1Q ’08
(Dollars in thousands)	2008	2007	2007	vs. 4Q ’07	vs. 1Q ’07
Investment banking
Financing
Equities	$16,518	$42,985	$40,710	(61.6)%	(59.4)%
Debt	19,370	16,713	19,969	15.9	(3.0)
Advisory services	25,325	36,747	24,876	(31.1)	1.8

Total investment banking	61,213	96,445	85,555	(36.5)	(28.5)

Institutional sales and trading
Equities	31,180	34,639	31,122	(10.0)	0.2
Fixed income	2,339	11,185	19,169	(79.1)	(87.8)

Total institutional sales and trading	33,519	45,824	50,291	(26.9)	(33.3)

Asset management	3,973	5,344	127	(25.7)	N/M

Other income/(loss)	(2,974)	(1,111)	977	167.7	N/M

Net revenues	$95,731	$146,502	$136,950	(34.7)%	(30.1)%

N/M — Not meaningful

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Piper Jaffray Companies
Selected Municipal Securities Information

	Market Value
	Dec. 31	Feb. 15		Mar. 31
	2007	2008		2008

Selected Trading Securities Information:
Variable Rate Demand Notes	$32.5	$179.7	(1)	$135.5

Auction Rate Municipal Securities	$202.5	$359.9	(1)	$249.7

	Par Value
	Dec. 31	Feb. 15	Mar. 31
	2007	2008	2008

Special Purpose Entities:
Off Balance Sheet Tender Option Bond	$276.5	Not Disclosed	$256.1
On Balance Sheet Tender Option Bond	$49.1	Not Disclosed	$43.3

Total Tender Option Bond Program	$325.6		$299.4

(1)	As disclosed in the Company’s 12/31/07 Form 10-K.